Exhibit 99.1

One IDEXX Drive
Westbrook, Maine 04092

      Contact: Merilee Raines, Chief Financial Officer, (207) 856-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Elects Dr. Barry Johnson as Director

        WESTBROOK, Maine, March 17, 2006 — IDEXX Laboratories, Inc. (NASDAQ: IDXX) announced today that Dr. Barry C. Johnson has been elected to its Board of Directors. Dr. Johnson is currently Dean of the College of Engineering at Villanova University. Prior to his appointment to that position in 2002, Dr. Johnson had a distinguished career in industry, serving as Chief Technology Officer of Honeywell International Inc. and Corporate Vice President of Motorola, Inc. and Chief Technology Officer for Motorola’s Semiconductor Product Sector. Dr. Johnson also serves as a director of Rockwell Automation, Inc. and Cytec Industries, Inc.

        “We are absolutely delighted to have Barry Johnson join our Board of Directors,” said Jonathan W. Ayers, Chairman and Chief Executive Officer of IDEXX Laboratories. “Barry’s extensive background in technology management, engineering and product development will be especially valuable to our Board and our company as we seek to bring science-based innovations to the veterinary medical market. Barry also brings a wealth of practical commercial experience useful for a growing company our size.”

About IDEXX Laboratories

        IDEXX Laboratories, Inc. is a worldwide leader in the development and commercialization of innovative, technology-based products and services for veterinary, food and water applications. The Company’s largest business is focused on companion animal health, combining biotechnology, medical device technology and information technology to aid veterinarians in providing better medicine while building successful practices. IDEXX Laboratories’ food and water businesses are focused on employing innovative technologies to monitor production animal health and the safety and quality of drinking water and milk. Headquartered in Westbrook, Maine, IDEXX Laboratories employs more than 3,000 people and offers products to customers in over 100 countries.

Note Regarding Forward-Looking Statements

This press release contains statements about the Company’s business prospects that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations of future events as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Factors that could cause or contribute to such differences include the following: the Company’s ability to develop, manufacture, introduce and market new products and enhancements to existing products; the effectiveness of the Company’s sales and marketing activities; the Company’s ability to develop, license or obtain rights to new technologies; the Company’s ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; the impact of competition and technological change on the markets for the Company’s products; the effect of government regulation on the Company’s business, including government decisions about whether and when to approve the Company’s products and decisions regarding labeling, manufacturing and marketing products; the impact of distributor purchasing decisions on sales of our products that are sold through distribution; changes or trends in veterinary medicine that affect the rate of use of the Company’s products and services by veterinarians; the Company’s ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; disruptions, shortages or pricing changes that affect the Company’s purchases of products and materials from third parties, including from sole source suppliers; the effects of government regulatory decisions, customer demand, pricing and other factors on the realizability of the Company’s inventories; the Company’s ability to manufacture complex biologic products; the effects of operations outside the U.S., including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions; and the loss of key employees. A further description of these and other factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”